SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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Filed by a Party other than the Registrant [X]

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[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[X]           Soliciting Material under Rule 14a-12

PRO-DEX, INC.
(Name of Registrant as Specified in its Charter)

AO Partners I, L.P.
AO Partners, LLC
Glenhurst Co.
Nicholas J. Swenson
Farnam Street Partners, L.P.
Farnam Street Capital, Inc.
Raymond E. Cabillot
William James Farrell III
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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4824

AO Partners Group Announces the Nomination of Directors of Pro-Dex, Inc.

The AO Partners Group is pleased to announce the nomination of Nicholas J. Swenson, Raymond E. Cabillot and William James Farrell III to serve as directors of Pro-Dex, Inc., in opposition to the slate of director nominees which will be nominated by Pro-Dex.  It is expected that Pro-Dex’s 2012 Annual Meeting of Shareholders will be held in the fourth quarter of 2012.  The AO Partners Group plans to file proxy materials with the Securities and Exchange Commission asking for shareholders to vote for the AO Partners Group’s nominees on the white proxy card.

Important Information

This filing is not a solicitation of a proxy from any security holder of Pro-Dex, Inc. (the “Company”).  The AO Partners Group (whose members are identified below) has nominated Nicholas J. Swenson, Raymond E. Cabillot and William James Farrell III as nominees to the Company’s board of directors and intend to solicit votes for the election of Nicholas J. Swenson, Raymond E. Cabillot and William James Farrell III as members of the board (the “AO Partners Nominees”).   The AO Partners Group will send a definitive proxy statement, WHITE proxy card and related proxy materials to shareholders of the Company seeking their support of the AO Partners Nominees at the Company’s 2012 Annual Meeting of Shareholders.  Shareholders s are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about the AO Partners Group, the AO Partners Nominees, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and WHITE proxy card (when available) and other documents filed by the AO Partners Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by the AO Partners Group with the SEC may also be obtained free of charge from the AO Partners Group.

 Participants in Solicitation

The AO Partners Group currently consists of the following persons who will be participants in the solicitation from the Company’s shareholders of proxies in favor of the AO Partners Nominees: AO Partners I, L.P.; AO Partners, LLC; Glenhurst Co.; Nicholas J. Swenson; Farnam Street Partners, L.P.; Farnam Street Capital, Inc.; Raymond E. Cabillot; and William James Farrell III.  Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the participants and their interests may be found in Amendment No. 6 to the Schedule 13D of the AO Partners Group, filed with the SEC on June 27, 2012.